BODYGUARD RECORDS.COM, INC.
--------------------------------------------------------------------------------
                                                               56 Colfax Avenue,
                                                              Clifton, NJ 07015.
                                                                 (973) 574-1315.

December 17, 2001

Mr. John Rollo
5 Glenfield Road
Glenridge, NJ 07028

Mr. Eugene Foley
6 Ashleigh Drive
Hazlet, NJ 07730

Re: Amendment No. 3 to Employment Agreements

Gentlemen:

         This will serve to confirm our prior conversations and negotiations concerning the parameters of a third and final amendment to the two identical employment agreements dated December 1, 1999 between each of you as amended on June 7, 2000 and June 1, 2001(the "Agreements") and Bodyguard Records.com, Inc., a Delaware corporation (the "Company"). In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we hereby agree as follows:

         1.       AMENDMENTS.

               A. Paragraph 3 of the Agreements is hereby amended to read in its entirety as follows:

                    "3. COMPENSATION. The Company and the Executive hereby agree as follows with respect to the Executive's compensation under the Agreements:

               A). WAIVER. The Executive hereby waives any and all rights to receive salary or other compensation that, as a result of a literal interpretation of the terms and conditions of the Agreements, the Company may have inadvertently been accruing for and on behalf of the Executive from the period commencing December 1, 1999 through July 1, 2001. In this regard, the Executive hereby acknowledges, agrees and hereby reconfirms that the Executive's salary, as enumerated in subparagraph B. below, shall not commence until the closing date of the Company's initial public offering pursuant to SB-2 Registration Statement No. 333-40444, (the "Commencement Date") and shall continue thereafter for a period of three years. The Company hereby agrees to compensate the Executive and the Executive hereby accepts the following compensation for the performance of the services by the Executive and duties required by him under Paragraph 2 hereof and his other obligations hereunder:

Mr. John Rollo
Mr. Eugene Foley
December 17, 2001

Page 2
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               B). SALARY. Starting on the Commencement Date (as that term is defined in Section 8 below), the Company shall pay to the Executive and the Executive hereby accepts an annual salary of $75,000 during the first year of the term of this Agreement. During the second and third year, the Executive's salary shall increase the larger of: (a) 6% per year; or (b) by an amount each year equal to the year-to-year percentage change in the Consumer Price Index ("CPI"). Such salary shall be payable in accordance with the regular payroll practices of the Company; and

               C). ADDITIONAL COMPENSATION. As additional compensation, and subject to the terms and conditions hereinafter set forth, the Company hereby agrees to pay to the Executive the Benefits set forth in Paragraph 4 and the Performance Bonus set forth in Paragraph 5 of this Agreement."

               D.) EXCLUSIVITY. During the term of the Agreements, the Executive shall devote his entire time and attention to the business and affairs of the Company. The Executive shall not, without the prior written consent of the Company, engage in any business or activity for any other firm, entity or corporation.

     B. Paragraph 8 A of the Agreements is hereby amended to read in its entirety as follows:

                    "8.  TERM AND TERMINATION.

               A). The initial term of this Agreement shall commence on the closing date of the Company's initial public offering pursuant to SB-2 Registration Statement No. 333-40444, (the "Commencement Date") and shall continue thereafter for a period of three years. Thereafter, this Agreement shall be renewed upon the mutual consent of the Company and the Executive. Prior to the Commencement Date of this Agreement, and in accordance with the terms of Section 1 A of this Agreement, no payment or accruals of salary or other compensation under the Agreements shall be made by the Company for or on behalf of the Executive."

Mr. John Rollo
Mr. Eugene Foley
December 17, 2001

Page 3
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     2. CONFIRMATION OF AGREEMENTS. Except as herein modified, the parties hereby reconfirm the validity and enforceability of the Agreements.

     If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance by signing the enclosed copy of this letter agreement in the space marked "Agreed to and Accepted" and returning the signed document to me via facsimile.

Very truly yours,

Bodyguard Records.com, Inc.


By: /S/ JOHN ROLLO
    ----------------------------------
      John Rollo, President

By: /S/ EUGENE FOLEY
    -------------------------------
      Eugene Foley, Chief
      Executive Officer

AGREED TO AND ACCEPTED:

          /S/ JOHN ROLLO
--------------------------------------------
        John Rollo, Individually

          /S/ EUGENE FOLEY

    Eugene Foley, Individually